EXHIBIT 10.20
FORM OF PRIVATEBANCORP, INC.
NONQUALIFIED INDUCEMENT PERFORMANCE STOCK OPTION AGREEMENT
     As an inducement to the undersigned Optionee (“Optionee”) to accept an offer of employment with the Company, this Nonqualified Inducement Stock Option Agreement (this “Agreement”) is made as of the date set forth on the signature page hereof by and between PrivateBancorp, Inc., a Delaware corporation (the “Company”), and the Optionee. Except as otherwise indicated or defined in Section 1 hereof, all words with initial capitals shall have the same meaning as ascribed to them in the PrivateBancorp, Inc. Strategic Long-Term Incentive Compensation Plan (the “Plan”). Optionee acknowledges receipt of a copy of the Plan.
     WHEREAS, the Company desires to grant to Optionee an option (“Option”) to buy shares of the Company’s Common Stock, pursuant to the Plan and this Agreement;
     NOW, THEREFORE, the parties hereto agree as follows:
     1. Definitions. For the purposes of this Agreement:
          (a) “Change of Control” shall be deemed to have occurred upon the happening of any of the following events:
     (i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, or (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 30% or more of the total voting power of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors (the “Voting Stock”), provided, however, that the following shall not constitute a change in control: (1) such person becomes a beneficial owner of 30% or more of the Voting Stock as the result of an acquisition of such Voting Stock directly from the Company, or (2) such person becomes a beneficial owner of 30% or more of the Voting Stock as a result of the decrease in the number of outstanding shares of Voting Stock caused by the repurchase of shares by the Company; provided, further, that in the event a person described in clause (1) or (2) shall thereafter increase (other than in circumstances described in clause (1) or (2)) beneficial ownership of stock representing more than 1% of the Voting Stock, such person shall be deemed to become a beneficial owner of 30% or more of the Voting Stock for purposes of this Section 1(a)(i), provided such person continues to beneficially own 30% or more of the Voting Stock after such subsequent increase in beneficial ownership, or
     (ii) Individuals who, as of November 1, 2007, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director, whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds

(2/3) of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 promulgated under the Exchange Act); or
     (iii) Consummation of a reorganization, merger or consolidation or the sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the total voting power represented by the voting securities entitled to vote generally in the election of directors of the corporation resulting from the Business Combination (including, without limitation, a corporation which as a result of the Business Combination owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to the Business Combination of the Voting Stock of the Company, and (2) at least a majority of the members of the board of directors of the corporation resulting from the Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or action of the Incumbent Board, providing for such Business Combination; or
     (iv) Approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company; or
     (v) (1) a sale or other transfer of the voting securities of the Bank, whether by stock, merger, joint venture, consolidation or otherwise, such that following said transaction the Company does not directly, or indirectly through majority owned subsidiaries, retain more than 50% of the total voting power of the Bank represented by the voting securities of the Bank entitled to vote generally in the election of the Bank’s directors; or (2) a sale of all or substantially all of the assets of the Bank other than to the Company or any Subsidiary.
          (b) “Disability” means a termination of Optionee’s employment due to his permanent disability (as determined by the Committee) in accordance with either Section 23(e)(3) of the Code, after receipt of medical advice, or as entitles Optionee to payments of benefits under a long-term disability benefit plan of the Company or a Subsidiary in which he participates.
          (c) “Resignation” means Optionee’s voluntary relinquishment of employment with the Company and all Subsidiaries.
          (d) “Termination” means a termination of the employment of Optionee (i) by the Company and all of its Subsidiaries for any reason, other than a Termination For Cause, or (ii) due to Optionee’s death or Disability.

          (e) “Termination Date” means the date on which a Resignation, Termination, Termination For Cause or Termination For Good Reason occurs.
          (f) “Termination For Cause” means a termination of the employment of Optionee by the Company or any Subsidiary for any of the following reasons:
     (i) In the case in which Optionee has entered into an employment agreement (including, but not limited to, a term sheet agreement) with the Company or a Subsidiary as in effect on the date hereof, or Optionee otherwise is at any time participating in a severance plan for executives of the Company or a Subsidiary, which provides for an involuntary termination of Optionee’s employment for any reason set forth as constituting “Cause” under such of Optionee’s employment agreement or severance plan for executives (as the case may be).
     (ii) In the case in which there is no employment agreement (including, but not limited to, a term sheet agreement) in effect between Optionee and the Company or any Subsidiary or severance plan for executives in which Optionee is at any applicable time participating, any of the following reasons:
     (1) The commission by Optionee, as reasonably determined by the Committee, of any theft, embezzlement or felony against the Company or any Subsidiaries;
     (2) The commission of an unlawful or criminal act by Optionee resulting in material injury to the business or property of the Company or Subsidiaries or of an act generally considered to involve moral turpitude, all as reasonably determined by the Committee;
     (3) The commission of an intentional act by Optionee in the performance of Optionee’s duties as an employee of the Company or any Subsidiary amounting to gross negligence or misconduct or resulting in material injury to the business or property of the Company or Subsidiaries, all as reasonably determined by the Committee; or
     (4) The habitual drunkenness or drug addiction of Optionee, as reasonably determined by the Committee.
          (g) “Termination For Good Reason” means, in the case in which Optionee has entered into an employment agreement (including, but not limited to, a term sheet agreement) with the Company or a Subsidiary as in effect on the date hereof, or Optionee otherwise is at any time participating in a severance plan for executives of the Company or a Subsidiary, which provides for a voluntary termination of Optionee’s employment for “Good Reason” (or comparable term) thereunder, a Resignation of Optionee for any reason set forth as constituting “Good Reason” (or such comparable term) under such of Optionee’s employment agreement or severance plan for executives (as the case may be).
     2. Grant and Designation of Option. Upon the execution and delivery of this Agreement and the related Stock Option Certificate of even date herewith, and subject to the

Plan (the terms and provisions of which are incorporated herein and expressly made a part hereof, including, but not limited to, adjustments required pursuant to Section 11 thereof), the Company hereby grants to Optionee the Option to purchase the aggregate number of shares of Common Stock set forth on the Stock Option Certificate at the price per share (“Option Price”) set forth on such Certificate.
     3. Term of Option; Vesting and Exercisability. Subject to earlier termination or cancellation of the Option as provided herein, the term of the Option shall be for the period set forth on the Stock Option Certificate. Subject to the provisions of this Agreement (including the Stock Option Certificate), the Option shall be “vested” and exercisable at such times and as to such number of shares for which Optionee has been continuously employed with the Company or a Subsidiary and the Performance Objectives (or other conditions) have been satisfied in accordance with the terms of the Stock Option Certificate (subject to the applicability of Section 6 hereof), and upon such satisfaction the vested portion of the Option shall thereupon become exercisable. The foregoing to the contrary notwithstanding, to the extent not previously terminated or canceled, upon and after the occurrence of a Change of Control, the Option shall be 100% vested and thereupon Optionee shall be entitled to exercise the Option in whole or in part with respect to all of the shares covered thereby, provided Optionee has been continuously employed by the Company or a Subsidiary from the date hereof until the occurrence of such Change of Control.
     4. Method of Exercise.
          (a) Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company (the “Exercise Notice”) at its offices at 70 West Madison Street, Suite 900, Chicago, Illinois 60602 (or such other offices of the Company which are hereinafter designated by the Company) to the attention of the Secretary of the Company. The Exercise Notice (i) shall state (A) the election to exercise the Option and (B) the total number of full shares of Common Stock in respect to which it is being exercised, and (ii) shall be signed by the person or persons exercising the Option.
          (b) Optionee shall pay the total amount due resulting from such exercise in any of the following forms: (i) by certified or cashier’s check for the full amount of the purchase price of such shares; (ii) by delivery of certificates for shares of Previously-Acquired Shares (or deemed delivery based on attestation to the ownership of Previously-Acquired Shares) having a Fair Market Value equal to the total payment due from Optionee; (iii) through a simultaneous exercise of Optionee’s Option and sale of the shares of Common Stock hereby acquired pursuant to a brokerage arrangement approved in advance by the Committee to assure its conformity with the terms and conditions of the Plan; or (iv) by a combination of the methods described in (i), (ii) and (iii) above. To the extent applicable, Optionee shall also pay the amount, in cash, of any federal, state and local income, Social Security and Medicare taxes required to be withheld as a result of the exercise, unless Optionee delivers Previously-Acquired Shares or elects with the consent of the Committee or is directed by the Committee to have the Company withhold from the shares purchased, shares having a Fair Market Value equal to such required tax withholding amount. The value of any shares withheld may not be in excess of the amount of taxes required to be withheld by the Company determined by applying the applicable minimum statutory withholding tax rates. Upon receipt of the foregoing, the Company shall issue the shares of

Common Stock as to which the Option has been duly exercised and shall return the Stock Option Certificate, duly endorsed to reflect such exercise, to Optionee. In the discretion of the Committee, the shares of Common Stock to be issued upon the exercise of all or a portion of the Option may be non-certificated and, accordingly, issuances and transfers shall be reflected on the stock ledger books and records of the Company and no certificate of shares of Common Stock in respect of Grantee’s shares will be issued to Grantee, to the extent not prohibited by applicable law or the rules of any stock exchange.
     5. Restriction on Exercise. This Option may not be exercised if the issuance of such shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.
     6. Effect of Termination of Employment. The Option, to the extent not theretofore vested and exercised, shall become vested and shall terminate on the date of or following Optionee’s termination of employment as set forth below:
          (a) In the event a Termination Date occurs due to Optionee’s Resignation or Termination (other than in circumstances described in Sections 6(b) or (d) below), Optionee may during the 90-day period following such Resignation or Termination exercise the Option as to such portion or all of the Option which had become vested and exercisable in accordance with the terms of the Stock Option Certificate prior to Optionee’s Termination Date, and such portion of the Option which had not so previously become vested and exercisable shall be immediately forfeited and canceled.
          (b) In the event of a Termination of Optionee by the Company without Cause, Optionee’s Resignation for Good Reason or after the Optionee has attained age 62 and has been credited with 10 or more years of service with the Company and its Subsidiaries (including prior service with LaSalle Bank, N.A. and its affiliates) or Optionee’s death or Disability, prior to the occurrence of a Change of Control, on the last day of the fiscal year in which such Termination, Resignation, death or Disability occurs, Optionee shall become vested in such unvested portion of the Option as equals the greater of (i) and (ii) below:
     (i) Optionee shall become vested in such unvested portion of the Option as to which Optionee would have become vested pursuant to the terms and conditions of the Stock Option Certificate had Optionee’s employment continued until the last day of the fiscal year in which such Termination, Resignation, death or Disability occurs; or
     (ii) Optionee shall become vested in such portion of the Option that, upon such vesting, Optionee is vested in such portion of the total number of shares of Common Stock covered by this Option (including such portion that had become vested prior to the Termination Date, whether or not exercised, or becomes vested pursuant to Section 6(b)(i)) as equals the positive difference, if any, between

     (1) the product of (A) the total number of shares of Common Stock covered by this Option as set forth in the Stock Option Certificate multiplied by (B) 5% multiplied by (C) the number of whole or partial fiscal years of Optionee’s continuous employment with the Company or a Subsidiary since January 1, 2008, minus
     (2) the sum of (A) the number of shares of Common Stock covered by this Option that had become vested prior to the Termination Date, whether or not exercised, plus (B) the number of shares of Common Stock covered by this Option that becomes vested pursuant to the provisions of Section 6(b)(i).
     (iii) The portion of the Option that had become vested and exercisable prior to the occurrence of Optionee’s Termination, Resignation, death or Disability shall be exercisable until the first anniversary of Optionee’s Termination Date. The portion of the Option that becomes vested and exercisable pursuant to Section 6(b)(i) or (ii) in respect of the fiscal year in which such Termination, Resignation, death or Disability occurs shall be exercisable until the first anniversary of the date on which such portion of the Option becomes so vested and exercisable.
          (c) In the event of Optionee’s death during the 90-day period or one-year period described in Sections 6(a) and (b), Optionee’s personal representative may, during the unexpired portion of such 90-day period or one-year period, as the case may be, following the date of Optionee’s death, exercise the Option to the extent that the Option was so vested and exercisable at the time of Optionee’s death.
          (d) In the event of Optionee’s Termination for Cause, the unexercised portion of the Option, whether vested or not vested, shall immediately terminate and be forfeited.
          (e) The foregoing provisions of this Section 6 to the contrary notwithstanding, in no event shall any portion of the Option be exercised after the expiration of the term of the Option described in the Stock Option Certificate.
     7. Compliance with Certain Laws and Regulations. If the Committee shall determine, in its discretion, that:
          (a) the listing, registration or qualification of the shares of Common Stock subject to this Option upon any securities exchange or under any law or regulation, or that the consent or approval of any governmental regulatory body is necessary or desirable in connection with the granting of the Option or the acquisition of shares thereunder, Optionee shall supply the Committee or Company, as the case may be, with such certificates, representations and information as the Committee or Company, as the case may be, may request and shall otherwise cooperate with the Company in obtaining any such listing, registration, qualification, consent or approval, or
          (b) despite the Committee’s commercially reasonable efforts, and in the absence of approval of the Plan and this Option by stockholders holding shares representing a majority of the votes entitled to vote thereunder prior to the date on which the Option (or any portion thereof) shall be exercisable, such listing, registration or qualification of shares subject to the Option shall not be obtainable, upon exercise by the Optionee this Option shall be repurchased from Optionee by the Company and the Option shall be settled in cash in an amount equal to the excess (if any) of the Fair Market Value of Common Stock on the date of exercise of such Option (or portion thereof) over the Option Price hereunder therefor (and subject to applicable cash tax withholding therefrom in accordance with Section 4(b) hereof).
     8. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, delivered by overnight courier, or mailed by first class mail, to Optionee at the address set forth on the records of the Company, to the Company at the address set forth or established pursuant to Section 4(a), or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when received.
     9. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
     10. Complete Agreement. This Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.
     11. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.
     12. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Optionee, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), and is intended to bind all successors and assigns of the respective parties, except that Optionee may not assign any of Optionee’s rights or obligations under this Agreement except to the extent and in the manner expressly permitted hereby.
     13. Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

     14. Waiver or Modification. Any waiver or modification of any of the provisions of this Agreement shall not be valid unless made in writing and signed by the parties hereto. Waiver by either party of any breach of this Agreement shall not operate as a waiver of any subsequent breach.
     15. Rights of Employment and Future Awards. In no event shall the granting of this Option or Optionee’s acceptance hereof give or be deemed to give Optionee any right to be retained in the employ of the Company or to the receipt of any future Option or other awards under the Plan.
     16. Remedy for Breach of Non-Competition Covenant. Optionee acknowledges and agrees that, as a condition to the award of this Option to Optionee, Optionee is subject to a covenant prohibiting Optionee’s competition, as particularly set forth in Optionee’s term sheet agreement (“Term Sheet Agreement”), governing the terms of Optionee’s employment with The PrivateBank and Trust Company (the “Bank”), a Subsidiary of the Company, the terms of which covenant are incorporated by reference herein. Pursuant to the terms of such non-competition covenant, in the Term Sheet Agreement Optionee agreed, and hereby reaffirms such agreement, that as the Company’s and the Bank’s sole remedy for Optionee’s breach (or threatened breach) of the non-competition covenant, respecting this Option:
          (a) Optionee shall immediately forfeit the unexercised portion of the Option (whether then vested or unvested) then held by Optionee (and thereupon this Option shall terminate and be canceled) and all shares of Common Stock acquired upon the exercise of the vested portion of the Option and then held by Optionee (and thereupon any certificate issued in respect of such shares shall be canceled);
          (b) Optionee shall immediately repay to the Company a cash sum in the principal amount equal to all gross proceeds (before-tax) realized by Optionee upon the sale or other disposition of shares of Common Stock occurring at any time during the period commencing on the date that is three years before the Termination Date and ending on the date that the non-competition covenant under the Term Sheet Agreement lapses (“Refund Period”), together with interest accrued thereon, from the date of such breach or threatened breach, at the prime rate (compounded calendar monthly) as published from time to time in The Wall Street Journal, electronic edition (“Interest”); and
          (c) Optionee shall repay to the Company a cash sum equal to the fair market value of all shares of Common Stock and all or any portion of the Option transferred by Optionee as a gift or gifts at any time during the Refund Period, together with Interest, and for which purpose, “fair market value” per share of Common Stock shall be the Fair Market Value of one share of Common Stock on the date such gift occurs and per Option share shall be the positive difference, if any, between the Fair Market Value of a share of Common Stock, above, and the Option Price set forth in the Stock Option Certificate.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement effective on the                      day of                                         , 200         .

PRIVATEBANCORP, INC.

By:

Name:
Title:

OPTIONEE

Name:

Grant Date:	Number of Shares:

, 200
PRIVATEBANCORP, INC.
STOCK OPTION CERTIFICATE
(PERFORMANCE-VESTED)
     THIS CERTIFIES THAT                     has been awarded a STOCK OPTION to purchase                     shares of Common Stock, without par value, of PRIVATEBANCORP, INC. (the “Company”) (“Option”) at a price per share of $                     (“Option Price”) (which is the closing price of the Company’s Common Stock on the date hereof and which shall for all purposes constitute the “Fair Market Value,” as defined under the Plan), subject to the terms and conditions of this Stock Option Certificate, the related Stock Option Agreement of even date herewith and the PrivateBancorp, Inc. Strategic Long-Term Incentive Compensation Plan (“Plan”).
     The terms and conditions upon which the Option shall vest and become exercisable are set forth as follows:
     Subject to earlier termination as provided in the Stock Option Agreement or the Plan, this Option shall expire, and cease to be exercisable to the extent then vested, ten (10) years from the Grant Date under this Stock Option Certificate.
     1. Except as otherwise may be provided in this Stock Option Agreement or the Plan, all or a portion of the Option shall vest and become exercisable upon the certification by the Compensation Committee (not later than March 10), based on the published financial results of the Company, following the fiscal year-end date in which the Earnings Per Share Performance Objective, below, is attained, provided that Optionee was continuously employed with the Company or a Subsidiary through such fiscal year-end date:

Portion of Option
Earnings Per Share Performance Objectives:	Becoming Vested:
Earnings per Share of $1.98 for the fiscal year ended December 31, 2008	20%
Earnings per Share of $2.38 for the fiscal year ended December 31, 2009	20%
Earnings per Share of $2.85 for the fiscal year ended December 31, 2010	20%
Earnings per Share of $3.42 for the fiscal year ended December 31, 2011	20%
Earnings per Share of $4.11 for the fiscal year ended December 31, 2012	20%

     2. Any failure to attain, with respect to any fiscal year, the Earnings Per Share Performance Objective set forth in Section 1 of this Stock Option Certificate notwithstanding, a portion of the total number of shares of Common Stock covered by this Option shall be vested and exercisable (including such portion that had previously become vested and exercisable) upon the certification by the Compensation Committee (not later than March 10), based on the published financial results of the Company, following the December 31, 2012 fiscal year-end as to the attainment of the Performance Objective as to cumulative Earnings Per Share for the fiscal years 2008 through 2012, provided below, provided that Optionee has been continuously employed with the Company or a Subsidiary through December 31, 2012.
2008-2012 Cumulative Earnings Per Share
Performance Objective:	Portion of Option to be Vested:
(including any portion of the Option that
previously vested, whether or not exercised)
$12.80	50%
$13.75	75%
$14.74	100%
     Upon the certification by the Compensation Committee following the December 31, 2012 fiscal year-end, if a greater number of shares covered by this Option are vested without regard to the application of this Section 2 as are vested pursuant to this Section 2 (in each case, including the previously exercised vested portion of the Option), then this Section 2 shall be disregarded.
     3. To the extent that, upon the certification by the Compensation Committee following the December 31, 2012 fiscal year-end, Optionee had become vested in fewer than 25% of the total number of shares covered by this Option pursuant to Section 1 or Section 2 of this Stock Option Certificate (whether or not exercised), on December 31, 2012 Optionee shall become vested in such number of shares covered by this Option such that Optionee is then vested in 25% of the shares covered by this Option (including the previously vested portion of the Option, whether or not exercised), provided that Optionee was continuously employed with the Company or a Subsidiary through December 31, 2012.

     4. For purposes hereof, “Earnings Per Share” shall mean the Company’s “primary earnings per share,” as determined on a fully-diluted basis (including, without limitation all outstanding performance share awards, stock option awards, restricted stock unit awards and stock appreciation right awards denominated in shares of Common Stock (whether payable in cash or shares of Common Stock thereunder, provided that no such shares, options or rights shall be included to the extent reflected on the books and records of the Company as a liability), without regard for the satisfaction of continuous service requirements and performance objectives thereunder), published by the Company in accordance with generally accepted accounting principles, consistently applied, as publicly reported by the Company on its fiscal year financial reports.
     5. The Committee shall have the authority to modify any and all of the Earnings Per Share Performance Objectives and Cumulative Earnings Per Share Performance Objectives under Sections 1 and 2 of this Stock Option Certificate, in the Committee’s good faith discretion, as the Committee deems appropriate in connection with any repurchases by the Company of its Common Stock from shareholders, acquisition, reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution, or similar transaction.
     IN WITNESS WHEREOF, PRIVATEBANCORP, INC. has caused this Stock Option Certificate to be signed by its duly authorized officer as of the date set forth above.

By:

Name:
Title: